Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-198179 on Form S-8 of Midcoast Energy Partners, L.P. of our report dated February 15, 2016, relating to the financial statements of Texas Express Pipeline LLC as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014 and 2013, appearing in the Annual Report on Form 10-K of Midcoast Energy Partners, L.P. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Houston, Texas
February 17, 2016